______________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  September 9, 2015

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-34857 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

 Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 9, 2015,  the Board of Directors of Gold Resource Corporation (the “Company”), appointed John Labate to serve as Chief Financial Officer of the Company.  Mr. Labate has served as the Company’s interim Chief Financial Officer since May 11, 2015.

In connection with the removal of the interim title, Mr. Labate and the Company revised the terms of his employment agreement to be consistent with the Company’s customary Executive Employment Agreement similar to other senior executives of the Company.  The Company’s form of Executive Employment Agreement was previously filed with the Securities and Exchange Commission on July 8, 2015 as Exhibit 10.1 to a Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.  The agreement is for a three-year term and entitles Mr. Labate to receive annual base salary of $330,000 and additional cash and equity incentive compensation as may be determined in the discretion of the Board of Directors or a committee thereof and subject to a clawback provision.  He is entitled to participate in all employee plans and benefits consistent with other senior executives of the Company.  Mr. Labate is also entitled to severance in the event of termination in certain circumstance or a change in control of the Company as described therein.

Also in connection with his new role with the Company, Mr. Labate received non-qualified stock options to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.30 per share, determined by the closing price of the Company’s common stock on September 9, 2015  (the “Grant Date”).  The options expire ten years from the Grant Date and vest one-third on the first anniversary of the Grant Date, one-third on the second anniversary of the Grant Date and one-third on the third anniversary of the Grant Date. The options are subject to the terms of the Company’s Amended and Restated Non-Qualified Stock Option and Stock Grant Plan.

Stock Option Awards

As part of its annual review of executive compensation, the Compensation Committee recommended and the Board of Directors approved equity incentive awards in the form of non-qualified stock options to purchase the Company’s common stock to the executive officers of the Company as follows:

Executive Officer		Stock Options Awarded
•	Jason Reid, Chief Executive Officer and President	175,000
•	Rick Irvine, Chief Operating Officer	125,000
•	Barry Devlin, Vice President Exploration	125,000
•	Greg Patterson, Vice President Corporate Development	100,000
•	Jessica Browne, Vice President Legal, General Counsel and Corporate Secretary	100,000

The options were awarded pursuant to the terms of the Company’s Amended and Restated Non-Qualified Stock Option and Stock Grant Plan.  The options have an exercise price of $2.30 per share, each award expires ten years from the Grant Date, and vests one-third on the first anniversary of the Grant Date, one-third on the second anniversary of the Grant Date and one-third on the third anniversary of the Grant Date.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: September 11, 2015	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President